Exhibit 10.14

As of March 31, 2008, a balance of $382,702 due to related parties represented temporary advances pursuant to an oral agreement from a related company, Technics Group Limited, which is controlled by Mr. David Gunawan Ng and Ms. Stella Wai Yau. The balance was unsecured, non-interest bearing and repayable on demand. For the year ended March 31, 2009, the Company received the additional advances of $66,949 and the balance of $449,651 due to related parties was waived by the related company subsequently.